As filed with the Securities and Exchange Commission on February [•], 2022

Registration No. 333-223718

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vale S.A.

(Exact name of registrant as specified in its charter)

The Federative Republic of Brazil
(State or other jurisdiction of incorporation or organization)

Not Applicable
(I.R.S. Employer Identification No.)

Praia de Botafogo 186 —
offices 701-1901 — Botafogo
Rio de Janeiro, RJ, Brazil
(Address of Principal Executive Offices)

22250-145
(Zip Code)

Matching Program
2022 Cycle
(Full Title of the plan)

Vale Americas, LLC
140 E. Ridgewood Avenue, Suite 415
South Tower, Paramus, New Jersey 07652
(Name and address of agent for service)

(416) 687- 6041
(Telephone number, including area code, of agent for service)

with copies to:
Nicolas Grabar
Cleary, Gottlieb, Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒
Non-accelerated filer ☐
Accelerated filer ☐
Smaller reporting company ☐
Emerging growth company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 relates to the Registration Statement on Form S-8 (File No. 333-223718) (the "Registration Statement") of Vale S.A. (the "Registrant"), which was filed with the U.S. Securities and Exchange Commission on March 16, 2018. The Registration Statement registered 5,000,000 common shares of the Registrant's stock (the "Shares"), to be offered pursuant to its Matching Program 2018 Cycle.

On April 2, 2019, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 1 to the Registration Statement No. 333-223718 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2019 Cycle.

On March 3, 2020, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 2 to the Registration Statement No. 333-223718 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2020 Cycle.

On March 3, 2021, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 3 to the Registration Statement No. 333-223718 in order to reflect the amended terms of additional plan cycles, the Vale Matching Program 2021 Cycle and Vale Matching Program 2020 Cycle for China.

The purpose of this Post-Effective Amendment No. 4 is to amend the Registration Statement to reflect the terms of additional plan cycle, the Matching Program 2022 Cycle (the "2022 Cycle").

Under the 2022 Cycle, as in prior cycles, Shares will be offered to certain eligible employees, subject to the satisfaction of applicable vesting conditions, in connection with those employees' own purchase of Shares. No additional securities are being registered hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit number	Document
4.7	Vale Matching Program 2022 Cycle
24	Power of Attorney (included on signature pages)

SIGNATURES

Pursuant to the requirements of the Securities Act, Vale certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil on , 2022.

VALE S.A.

By: ______________________
Name: Eduardo de Salles Bartolomeo
Title: Chief Executive Officer

By: ______________________
Name: Gustavo Duarte Pimenta
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Eduardo de Salles Bartolomeo and Mr. Gustavo Duarte Pimenta, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated below on February , 2022, in respect of Vale.

SIGNATURE	TITLE
Eduardo de Salles Bartolomeo	Chief Executive Officer
Gustavo Duarte Pimenta	Chief Financial Officer
Vale Americas, LLC	Authorized Representative of Vale S.A. in the United States
By: Digitally signed by Paul Casbar Date: 2022.02.09 10:27:13 -05'00' Paul Casbar	
José Luciano Duarte Penido	Chairman of the Board of Directors
Fernando Jorge Buso Gomes	Vice-Chairman
Daniel André Stieler	Director
Eduardo de Oliveira Rodrigues Filho	Director
Ken Yasuhara	Director
Lucio Azevedo	Director
Marcelo Gasparino da Silva	Director
Mauro Gentile Rodrigues da Cunha	Director
Murilo Cesar Lemos dos Santos Passos	Director

Manuel Lino Silva de Sousa Oliveira	Director
Rachel de Oliveira Maia	Director
Roberto da Cunha Castello Branco	Director
Roger Allan Downey	Director

EXHIBIT INDEX

Exhibit number	Document
4.7	Vale Matching Program 2022 Cycle
24	Power of Attorney (included on signature pages)

PROTOCOLO DE ASSINATURA(S)

O documento acima foi proposto para assinatura digital na plataforma Portal de Assinaturas Vale. Para verificar as assinaturas clique no link: https://vale.portaldeassinaturas.com.br/Verificar/C61F-97CE-923F-9D9B ou vá até o site https://vale.portaldeassinaturas.com.br:443 e utilize o código abaixo para verificar se este documento é válido. The above document was proposed for digital signature on the platform Portal de Assinaturas Vale . To check the signatures click on the link: https://vale.portaldeassinaturas.com.br/Verificar/C61F-97CE-923F-9D9B or go to the Websitehttps://vale.portaldeassinaturas.com.br:443 and use the code below to verify that this document is valid.

Código para verificação: C61F-97CE-923F-9D9B

Hash do Documento

A7B9778AFE93949E492A55E9101BBC6D65E05CD24917BB663D5EA00020B4C883

O(s) nome(s) indicado(s) para assinatura, bem como seu(s) status em 22/02/2022 é(são) :

- ☑ Ken Yasuhara (Signatário) - 234.081.558-44 em 18/02/2022 23:56 UTC-03:00
  Tipo: Certificado Digital
- ☑ Daniel André Stieler (Signatário) - 391.145.110-53 em 17/02/2022 19:22 UTC-03:00
  Nome no certificado: Daniel Andre Stieler
  Tipo: Certificado Digital
- ☑ Roberto Castello Branco (Signatário) - 031.389.097-87 em 16/02/2022 16:24 UTC-03:00
  Tipo: Assinatura Eletrônica
  Identificaçao: Por email: roberto.castello.branco@vale.com

  Evidências

  Client Timestamp Wed Feb 16 2022 16:24:11 GMT-0300 (Horário Padrão de Brasília)
  Geolocation Latitude: -22.426635999999995 Longitude: -43.116577 Accuracy: 275
  IP 170.254.83.33
  Hash Evidências:
  0A5F9C619F965BADDF6D356E97ED75A99F42241BD9B6691653A273C883D37130
- ☑ Fernando Jorge Buso Gomes (Signatário) - 370.624.177-34 em 16/02/2022 10:23 UTC-03:00
  Tipo: Certificado Digital
- ☑ Marcelo Gasparino da Silva (Signatário) - 807.383.469-34 em 14/02/2022 13:26 UTC-03:00
  Tipo: Assinatura Eletrônica
  Identificaçao: Por email: C0606167@vale.com

Evidências

Client Timestamp Mon Feb 14 2022 13:26:46 GMT-0300 (Horário Padrão de Brasília)
Geolocation Latitude: -27.3991485 Longitude: -48.4147705 Accuracy: 12.811
IP 179.187.95.28
Hash Evidências:
3E13DE8A327E6A0CFDDEF9645054A8929FA7E67365C52E20D26E383097159348

- [x] Murilo Passos (Signatário) - 269.050.007-87 em 11/02/2022 11:53 UTC-03:00
  Nome no certificado: Murilo Cesar Lemos Dos Santos Passos
  Tipo: Certificado Digital
- [x] Lucio Azevedo (Signatário) - 526.635.317-15 em 11/02/2022 07:53 UTC-03:00
  Tipo: Certificado Digital
- [ ] Eduardo de Oliveira Rodrigues Filho (Signatário) - 442.810.487-15 Pendente
  Tipo: Certificado Digital
- [ ] José Luciano Duarte Penido (Signatário) - 091.760.806-25 Pendente
  Nome no certificado: Jose Luciano Duarte Penido
  Tipo: Certificado Digital
- [ ] Roger Allan Downey (Signatário) - 623.291.626-34 Pendente
  Tipo: Certificado Digital
- [ ] Mauro Gentile Rodrigues da Cunha (Signatário) - 004.275.077-66 Pendente
  Tipo: Certificado Digital
- [ ] Rachel de Oliveira Maia (Signatário) - 143.363.438-45 Pendente
  Tipo: Certificado Digital
- [ ] Manuel Lino Silva de Sousa Oliveira (Signatário) - 717.221.071-97 Pendente
  Tipo: Assinatura Eletrônica